Exhibit 10

PLEDGE AGREEMENT
(By MDC Reit Holdings, LLC)

This Pledge Agreement dated as of February 11, 1997 (this “Agreement”) is entered into by MDC Reit Holdings, LLC, a Delaware limited liability company (the “Company”), to and in favor of Bankers Trust Company, a New York banking corporation, as collateral agent (the “Collateral Agent”), for the benefit of the Holders (as defined below). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Securities Purchase Agreement (defined below).

1.                      Security for Notes.  This Agreement is made by the Company in favor of the Collateral Agent pursuant to the Securities Purchase Agreement dated February 11, 1997 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Securities Purchase Agreement”) by and among Home Asset Management Corp., a Delaware corporation (the “Issuer”), the Company, American Residential Investment Trust, Inc., a Maryland corporation (“Reit”), and each of the purchasers listed on the signature pages thereto (the “Purchasers”), providing, among other things, for the purchase by the Purchasers of $25,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Notes due February 11, 2002 (the “Notes”), and in order to induce the Purchasers to enter into the Securities Purchase Agreement and to purchase the Notes thereunder.  The agreements of and pledge by the Company hereunder are in favor of the Collateral Agent for the benefit of the Holders, to secure (a) the obligations of the Company, in its capacity as Guarantor pursuant to Section 10 of the Securities Purchase Agreement, and (b) the due performance of and compliance by the Company with all the terms of and all the obligations of the Company to the Holders under the Subsidiary Guaranty of the Company (the “Guaranty”) and the Securities Purchase Agreement (all the foregoing contained in subclauses (a) and (b) hereinafter referred to as the “Secured Obligations”).  For the purposes hereof, the term “Holder” or “Holders” shall mean each Purchaser (so long as it holds any of the Notes) and any other holder of the Notes.  The Purchasers have entered into a Collateral Agency Agreement dated as of February 11, 1997 with the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Collateral Agency Agreement”) to act as their agent to take possession of and hold the Pledged Security on their behalf.

2.                      Pledge of Stock.  To secure the prompt and complete payment and performance in full of the Secured Obligations, the Company hereby pledges and grants to the Collateral Agent, for the ratable benefit of each Holder, a security interest in, and transfers and delivers to the Collateral Agent, all shares of capital stock listed on Schedule 1 hereto (the “Pledged Stock”), together with (i) appropriate undated stock powers duly executed in blank and all requisite Federal and state stock transfer tax stamps, if any, and (ii) subject to the provisions of Section 6 hereof, all income and profits thereof, all distributions thereon, all other proceeds thereof and all rights and privileges pertaining thereto.

3.                      Pledged Security.  All property at any time pledged with the Collateral Agent hereunder or in which the Collateral Agent is granted a security interest hereunder (whether described herein or not), and (subject to the provisions of Section 6 hereof) all income therefrom and proceeds thereof, are herein collectively sometimes referred to as the “Pledged Security.”

4.                      Stock Dividends, Distributions, etc.  If, while this Agreement is in effect, the Company shall become entitled to receive or shall receive any stock certificate or other security in respect of the Pledged Stock (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization or merger), or any option or rights with respect thereto, whether as an addition to, in substitution of, or in exchange for any shares of any Pledged Stock, or otherwise, the Company agrees to accept the same as the Collateral Agent’s agent and to hold the same in trust on behalf of the Collateral Agent for the benefit of the Holders and to deliver the same forthwith to the Collateral Agent in the exact form received, with the endorsement of the Company when necessary and/or the appropriate undated stock, bond or other appropriate powers duly executed in blank, to be held by the Collateral Agent, for the benefit of the Holders, subject to the terms hereof, as additional Pledged Security for the Secured Obligations.  Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the issuer thereof shall be paid over to the Collateral Agent to be held by it in trust as additional Pledged Security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall, subject to the provisions of Section 6, be delivered to the Collateral Agent to be held by it as additional Pledged Security for the Secured Obligations. All sums of money and property so paid or distributed in respect of the Pledged Stock which are received by the Company shall, until paid or delivered to the Collateral Agent, be held by the Company in trust as additional Pledged Security for the Secured Obligations.

5.                      Voting, etc., While No Event of Default.  Unless an Event of Default shall have occurred and be continuing, the Company shall be entitled to vote any and all shares of the Pledged Stock and to give consents, waivers and ratifications in respect thereof, and neither the Collateral Agent nor the Holders shall be entitled to transfer all or any part of the Pledged Stock into its name or the name of its nominee or nominees, provided that no vote shall be cast, no consent, waiver or ratification shall be given and no action shall be taken by the Company which would violate or be inconsistent with any of the terms of the Securities Purchase Agreement, the Notes or this Agreement, or which would have the effect of impairing the position or interests of the Company, the Collateral Agent or any Holder.  All such rights of the Company to vote and to give consents, waivers and ratifications shall cease in case an Event of Default or a Default shall occur and be continuing.

6.                      Dividends and Other Distributions.  Unless an Event of Default shall have occurred and be continuing, all dividends and other distributions payable in respect of the Pledged Stock shall be paid to the Company.  In case an Event of Default shall have occurred and be continuing, all such dividends and other distributions and payments shall be paid to the Collateral Agent for the ratable benefit of the Holders.

7.                      Remedies in Case of Event of Default.  In case an Event of Default shall have occurred and be continuing, the Collateral Agent, for and on behalf of the Holders, subject to the provisions of Section 7 of the Securities Purchase Agreement and the Collateral Agency Agreement, shall be entitled to exercise all of the rights, powers and remedies (whether vested in the Collateral Agent by this Agreement, by law, in equity, by statute or otherwise) for the protection and enforcement of the Collateral Agent’s rights (and the rights of the Holders) in respect of the Pledged Security, and the Collateral Agent shall be entitled, without limitation:

(a)               to transfer all or any part of the Pledged Security into the name of the Collateral Agent (for the benefit of the Holders) or into the name of any Holder or Holders or the name of their respective nominee or nominees;

(b)              to vote all or any part of the Pledged Security (whether or not transferred into the names of the Holders or the Collateral Agent) and give all consents, waivers and ratifications in respect of the Pledged Security and otherwise act with respect thereto as though the Collateral Agent or the Holders, as the case may be, were the outright owner thereof; or

(c)               at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Security, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Company), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk and for such price or prices and on such terms as the Collateral Agent or the Holder in its or their sole and absolute discretion may determine, provided that at least 10 days notice (or such greater notice as may be required by applicable law) of the time and place of any such sale shall be given to the Company.

All sums received by the Collateral Agent hereunder or in respect of the Pledged Security shall (except as otherwise provided in Section 9 hereof) be applied by the Collateral Agent as follows:

(a)               first, to the payment of all proper costs incurred by the Holders and/or the Collateral Agent in the collection thereof (including, without limitation, stamp or other taxes in respect of the transfer or sale of any Pledged Security and the reasonable compensation, expenses and disbursements of the Holders and/or the Collateral Agent and their/its counsel);

(b)              second, to the payment of the whole amount then due and payable on the Notes for principal, premium, if any, and interest, and, in case there shall be insufficient moneys to pay in full the whole amount so due and payable, then, first, to the payment of all amounts of interest at the time due and payable on the Notes, without preference or priority of any amount of interest over any other amount of interest, or of any Note over any other Note, second, to the payment of all amounts of principal at the time due and payable on the Notes, without preference or priority of any amount of principal over any other amount of principal, or of any Note over any other Note, and third, to the payment of all amount of premium, if any, at the time due and payable on the Notes, without preference or priority of any amount of premium, if any, over any other amount of premium, or of any Note over any other Note, all such payments of principal, premium, if any, and interest to be made ratably to the persons entitled thereto without discrimination or preference;

(c)               third, to the payment of all amounts then due and payable by the Company in respect of its obligations under the Guaranty and the Securities Purchase Agreement; and

(d)              fourth, any balance shall be paid to the Company or to whomsoever may be entitled thereto or as a court of competent jurisdiction may direct, provided that in the event that all of the conditions to the termination of this Agreement pursuant to Section 13 shall not have been fulfilled, such balance shall be held and applied from time to time as provided in subdivisions (a), (b) and (c) of this Section 7 until all such conditions shall have been fulfilled.

8.                      Representations, Warranties and Covenants of the Company.  The Company represents, warrants and agrees that:

(a)               it is the legal, record and beneficial owner of, and has good and marketable title to, the Pledged Stock described in Schedule 1 hereto, subject to no Lien except the security interest created by this Agreement;

(b)              Schedule 1 truly and accurately sets forth the number of the issued and outstanding shares owned by the Company of the capital stock of each corporation listed thereon;

(c)               all the shares of the Pledged Stock have been duly and validly issued, are fully paid and non-assessable, and the Company has no other interest in Reit other than such Pledged Stock;

(d)              the pledge, assignment and delivery of the Pledged Security pursuant to this Agreement creates a valid perfected security interest in the Pledged Security, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a security interest in the property or assets of the Company which would include the Pledged Security;

(e)               the Company’s chief executive office and chief place of business is located at 445 Marine View, Suite 130, Del Mar, California 92014;

(f)                 the Company will not change its chief executive office nor its chief place of business from the location specified in clause (e) of this Section 8 without giving 60 days’ prior written notice thereof to the Collateral Agent;

(g)              none of the Pledged Stock constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System; and

(h)              the Company owns no share of the capital stock of any corporation other than the Pledged Stock.

The Company covenants and agrees that it will defend the Collateral Agent’s and, to the extent applicable, the Holders’ right, title and security interest in and to the Pledged Security and the proceeds thereof against the claims and demands of all Persons whomsoever, and the Company covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Collateral Agent as Pledged Security hereunder and will likewise defend the Collateral Agent’s and the Holders’ right thereto and security interest therein.

9.                      No Disposition, etc.  Without the prior written consent of the Collateral Agent and the Holders of a majority in aggregate principal amount of outstanding Notes, the Company agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Security, nor will it create, incur or permit to exist any Lien with respect to any of the Pledged Security, or any interest therein, or any proceeds thereof, except for the security interest provided for by this Agreement.

10.                Registration Rights.  (a)  If the Collateral Agent or the Holders shall determine to exercise the right to sell any or all of the Pledged Stock pursuant to Section 7 hereof, and if in the opinion of counsel for the Collateral Agent or the Holders it is necessary, or if in the opinion of the Collateral Agent or the Holders it is advisable, to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Company will cause each issuing corporation to execute and deliver, and cause the directors and officers of each thereof to execute and deliver, all at the Company’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Collateral Agent or the Holders, advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act and to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and to make all amendments or supplements thereto and/or to the related prospectus which, in the opinion of the Collateral Agent or the Holders, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  The Company agrees to use its best efforts to cause each such issuing corporation to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction which the Collateral Agent or any Holder shall designate and to cause each such issuing corporation to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)              The Company recognizes that the Collateral Agent or the Holders may be unable, or find it undesirable, to effect a public sale of any or all the Pledged Stock by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, but may be compelled or desire to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof in violation of the Securities Act.  The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale, but, notwithstanding such circumstances, such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent and the Holders shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the issuing corporation of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the issuing corporation would agree to do so.

(c)               The Company further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Pledged Stock valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Company’s expense.  The Company further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Holders, that the Collateral Agent and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 10 shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Securities Purchase Agreement.

11.                Remedies Cumulative, etc.  Each right, power and remedy of the Holders provided in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise.  The exercise or partial exercise by the Holders or the Collateral Agent of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holders or the Collateral Agent of all such other rights, powers or remedies, and no failure or delay on the part of the Holders or the Collateral Agent to exercise any such right, power or remedy shall operate as a waiver thereof.

12.                The Company’s Obligations Absolute, etc.  The obligations of the Company under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way unpaired by any circumstance whatsoever, including without limitation: (a) any amendment or modification of the Notes, the Securities Purchase Agreement, the Guaranty, or any instrument provided for herein or therein, or any assignment, transfer or other disposition of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or this Agreement; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Company or any of its properties or creditors; or (d) any limitation on the Company’s liability or obligations under any such instrument or any invalidity or unenforceability, in whole or in part, of any such instrument or any term thereof; whether or not the Company shall have notice of knowledge or any of the foregoing.

13.                Termination.  This Agreement shall terminate upon the receipt by the Collateral Agent of written notice from the Majority Holders of the indefeasible payment (or prepayment) in full of the principal of and the premium, if any, and interest on all the Notes, in accordance with the terms of the Securities Purchase Agreement and the Notes, and the indefeasible payment of all other amounts then owing to the Collateral Agent or the Holders hereunder, under the Securities Purchase Agreement, the Notes and the Guaranty.  At the time of such termination, the Collateral Agent, at the request and expense of the Company, will execute and deliver to the Company a proper instrument or instruments provided to the Collateral Agent acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Company such of the Pledged Security as has not yet theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Collateral Agent or the Holders hereunder.

14.                Further Assurances, etc.  The Company, at its expense, will duly execute, acknowledge and deliver all such instruments and take all such action as the Collateral Agent may request in order further to effectuate the purposes of this Agreement and to carry out the terms hereof.  The Company, at its expense, will at all times cause this Agreement (or a proper notice or statement in respect hereof) to be duly recorded, published and filed and rerecorded, republished and refiled in such manner and in such places, if any, and will pay or cause to be paid all such recording, filing and other taxes, fees and charges, if any, and will comply with all such statutes and regulations, if any, as may be required by law in order to establish, perfect, preserve and protect the rights and security interest of the Collateral Agent (for the ratable benefit of the Holders) hereunder.

15.                Notices.  All communications provided for hereunder shall be sent by first-class mail addressed, (a) if to the Collateral Agent, at its offices at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group - Capital Market Services, and if to any successor Collateral Agent, at its address as set forth in the instrument appointing such successor Collateral Agent, (b) if to the Company, at its offices at 445 Marine View, Suite 130, Del Mar, California 92014, Attention: Jay M. Fuller, or at such other address, or to the attention of such other officer, as the Company shall have furnished in writing to the Collateral Agent, and (c) if to any Holder, at the address set forth in Section 11.1 of the Securities Purchase Agreement or such other address as such Holder shall have furnished in writing to the Company.

16.                Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Collateral Agent (acting at the direction of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding), provided that no such amendment or waiver shall, without the prior written consent of the Collateral Agent (acting at the direction of the Holders of all of the Notes at the time outstanding), (a) reduce the aforesaid percentage of the principal amount of the Holders which are required to consent to any such amendment or waiver, or (b) adversely affect the status of the security interest created by this Agreement as a perfected security interest in the Pledged Collateral as security for the Notes.  Any amendment or waiver effected in accordance with this Section 15 shall be binding upon each the Company and the Collateral Agent.

17.                Choice of Law and Jurisdiction.  THIS AGREEMENT AND ALL ISSUES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE PLEDGED SECURITY, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEEDING AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

18.                Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.                Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

20.                Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, regardless of whether so expressed, and, in particular, shall inure to the benefit of and be enforceable by the Collateral Agent for the benefit of the Holders, and to the extent applicable, to the Holders in their individual capacities.

21.                Entire Agreement.  This Agreement embodies the entire agreement and understanding between the Collateral Agent and the Company as to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

MDC REIT HOLDINGS LLC

By:	HOME ASSET MANAGEMENT CORP., its Managing Member

By:	/s/ David E. De Leeuw
David E. De Leeuw
President

BANKERS TRUST COMPANY, as Collateral Agent

By:	/s/ Kevin Weeks
Name:	KEVIN WEEKS
Title:	ASSISTANT TREASURER

SCHEDULE 1

PLEDGED SECURITY

2,000,000 Shares of Common Stock, par value $0.01 per share, of American Residential Investments, Inc., a Maryland corporation, represented by Certificate Number C-1.

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